Exhibit 15.2

April 18, 2016

The Board of Directors

ChipMOS TECHNOLOGIES (Bermuda) LTD.

No. 1, R & D Road 1

Hsinchu Science Park

Hsinchu City, 30076

Republic of China

Attention: Mr. Shih-Jye Cheng

Dear Sirs,

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-130230 on Form F-3 and Registration Statements Nos. 333-176935, 333-137838, 333-116670 and 333-85290 on Form S-8 of our report dated March 12, 2015 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of ChipMOS TECHNOLOGIES (Bermuda) LTD. and subsidiaries as of December 31, 2014 and for each of two years in the period ended December 31, 2014, which appeared in ChipMOS TECHNOLOGIES (Bermuda) LTD’s annual report on Form 20-F for the year ended December 31, 2015 (the “Annual Report”). We also consent to the inclusion of our report in the Annual Report.

Yours faithfully,

/s/ Moore Stephens CPA Limited
Certified Public Accountants

Hong Kong